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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-60975 and 333-106616) and Form S-8 (Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-39215, 33-56420, 33-53303, 333-51073, 333-93803, 333-93805, 333-47268, and 333-102321) of Mandalay Resort Group of our report dated April 13, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statements of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities—an Amendment of FASB Statement No. 133", and No. 142, "Goodwill and Other Intangible Assets"), appearing in this Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
July 26, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM